Exhibit 99.2

Pro Forma Statement of Operations
(In thousands, except per share data, unaudited)


                         Three Months Ended       Nine Months Ended
                       October 31, October 31, October 31, October 31,
                           2003        2002        2003        2002
                       ----------- ----------- ----------- -----------

Revenues
  License fees             $5,687     $10,701     $30,578     $32,787
  Services                 19,658      19,459      60,061      57,247
                       ----------- ----------- ----------- -----------
    Total revenues         25,345      30,160      90,639      90,034

Costs and expenses
  Cost of license fees         19          71         128         240
  Cost of services         13,892      10,295      38,700      33,032
  Research and
   development              8,273       8,094      22,422      29,474
  Sales and marketing      10,677      12,071      33,698      40,637
  General and
   administrative           3,926       4,372      10,354      12,975
  Amortization of
   deferred stock
   compensation                 -          62           1         271
                       ----------- ----------- ----------- -----------
Total costs and
 expenses                  36,787      34,965     105,303     116,629
Pro forma loss from
 operations               (11,442)     (4,805)    (14,664)    (26,595)
  Interest and other
   income (expense),
   net                        860         397         831       1,365
                       ----------- ----------- ----------- -----------
Pro forma loss before
 income taxes             (10,582)     (4,408)    (13,833)    (25,230)
  Provision for income
   taxes                     (765)       (786)     (2,000)     (2,268)
                       ----------- ----------- ----------- -----------
Pro forma net loss       $(11,347)    $(5,194)   $(15,833)   $(27,498)
                       =========== =========== =========== ===========
Items excluded from pro
 forma net loss
  Stock option
   compensation charges    (3,000)          -     (33,839)          -
  Amortization of
   acquired intangibles
   (A)                       (665)       (665)     (1,995)     (1,995)
  Amortization of
   purchased licenses           -      (1,567)          -      (1,935)
  Restructuring costs           -     (30,668)          -     (36,721)
  Impairment of assets          -      (1,470)          -      (1,470)
                       ----------- ----------- ----------- -----------
GAAP net loss            $(15,012)   $(39,564)   $(51,667)   $(69,619)
                       =========== =========== =========== ===========


Pro forma loss per
 share
 Pro forma net loss per
  share                    $(0.29)     $(0.15)     $(0.43)     $(0.78)
                       =========== =========== =========== ===========
 Shares used in
  computing pro forma
  net loss per share       38,995      35,329      36,937      35,171

GAAP loss per share
 Basic and diluted net
  loss per share           $(0.38)     $(1.12)     $(1.40)     $(1.98)
                       =========== =========== =========== ===========
 Shares used in
  computing basic and
  diluted net loss per
  share                    38,995      35,329      36,937      35,171
                       =========== =========== =========== ===========

Notes:

A) Acquired intangibles include amortization for goodwill and other purchased intangibles.




Condensed Consolidated Balance Sheets
(In thousands)


                                               October 31, January 31,
                                                   2003        2003
                                               ----------- -----------
Assets                                         (Unaudited)
  Current assets
    Cash and short-term investments               $90,884     $53,752
    Accounts receivable, net                       25,939      22,467
    Deferred contract costs                         2,620           -
    Prepaid expenses and other current assets       5,163       4,026
                                               ----------- -----------
      Total current assets                        124,606      80,245
  Property and equipment, net                      21,287      22,798
  Purchased developed technology, net               2,660       4,655
  Restricted long-term investments                 12,980      13,412
  Other assets                                      2,509       2,624
                                               ----------- -----------

    Total assets                                 $164,042    $123,734
                                               =========== ===========

Liabilities and Stockholders' Equity
  Current liabilities
    Accounts payable                               $7,416      $4,699
    Accrued employee benefits                       9,408       8,821
    Current portion restructuring costs             8,738      13,418
    Other accrued liabilities                       9,387       8,421
    Current portion of capital lease
     obligations                                        -          11
    Deferred revenue                               28,108      23,955
                                               ----------- -----------
      Total current liabilities                    63,057      59,325
  Long-term accrued restructuring costs            19,707      26,903
  Long-term notes payable and other liabilities     1,706       1,687
                                               ----------- -----------

    Total liabilities                              84,470      87,915

Stockholders' equity
  Common stock                                         42          36
  Additional paid-in capital                      636,459     541,136
  Accumulated other comprehensive income (loss)       383         294
  Notes receivable from stockholders                  (67)        (69)
  Accumulated deficit                            (557,245)   (505,578)
                                               ----------- -----------
    Total stockholders' equity                     79,572      35,819
                                               ----------- -----------

    Total liabilities and stockholders' equity   $164,042    $123,734
                                               =========== ===========


    CONTACT: Portal Software, Inc.
             Kathy Cotten, 408-572-2345 (Investors)
             investor_relations@portal.com
             Maureen O'Connell, 408-572-3925 (Media)
             maureen@portal.com